Xos, Inc. Reports First Quarter 2023 Results
Continued progress on path to gross margin positive at a unit level by mid-2023
Reiterates guidance for full year 2023
LOS ANGELES, CA – May 10, 2023 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Highlights:
•Revenue of $4.7 million, compared to $7.0 million in the quarter ended March 31, 2022.
•Deliveries of 31 units, compared to 58 deliveries in the quarter ended December 31, 2022 to leading companies within the parcel delivery and uniform and linen rentals such as Alsco and multiple FedEx Ground independent service providers.
•Net loss was $24.3 million and loss from operations was $20.0 million, non-GAAP operating loss(1) for the quarter was $18.9 million.
•Continue to develop and execute on plan to achieve positive gross margin at a unit level by mid-2023, including strategic price increases, optimization of operations, direct material cost reduction, and continued scale of deliveries.
•Subsequent to quarter end, began winter performance testing of the 2023 Xos Stepvan in cold climates to ensure a safe, comfortable, and reliable product in extreme environments.
•Subsequent to quarter end, announced the launch of the Xos Hub™, a mobile charging station for commercial fleets.
(1) For further information about how we calculate non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
Dakota Semler, Chief Executive Officer of Xos, commented, “We continue to see strong demand for our vehicles and solutions as the need for fleet replacements increases and environmental regulations drive a widespread shift toward EV adoption, although deliveries were lower this quarter due to ongoing charging infrastructure delays. As noted in previous quarters, we are keenly focused on cost reductions and commercial excellence and remain on track to reach gross margin at a unit level by mid-2023. Our strategic pricing actions, operational efficiency improvements, and the new Stepvan platform are expected to have positive impacts on our top-and bottom-lines, and we are proud of the progress we have made so far to establish a solid foundation for future growth.”

First Quarter 2023 Financial Highlights

(in millions)	31 Mar 2023	31 Dec 2022
Inventories	$57.0	$57.5
Cash equivalents, restricted cash and marketable debt securities(1)	$64.0	$89.3

	Three Months Ended
(in millions)	31 Mar 2023	31 Mar 2022
Revenue	$4.7	$7.0
Gross loss	$(0.9)	$(6.0)
Non-GAAP gross loss(2)	$(1.8)	$(4.1)
Net loss	$(24.3)	$(24.0)
Loss from operations	$(20.0)	$(26.3)
Non-GAAP operating loss(2)	$(18.9)	$(23.0)

____________________________
(1) Includes cash, cash equivalents, restricted cash, and marketable debt securities, available-for-sale.
(2) For further information about how we calculate Non-GAAP gross loss and Non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.

2023 Outlook:
Xos is reiterating its outlook for 2023 as follows:

2023
Unit Deliveries	450 to 600 units
Revenue	$58.5 to $84.0 million
Non-GAAP operating loss	$52.8 to $80.0 million

Dakota Semler, Chief Executive Officer of Xos, added, “We are reiterating our guidance for 2023 as we expect strong deliveries and revenue growth for the year. Demand for our EV stepvans and solutions remains healthy, although lack of charging infrastructure has caused some bottlenecks that are expected to continue in the near term. With that said, we expect deliveries to be weighted to the second half of the year as our customers work through infrastructure permitting and delays.”
Mr. Semler continued, “Our balance sheet is strong, and we have sufficient capital to fund the business through the remainder of 2023 and into 2024. Furthermore, as we progress on our path to positive gross margin at a unit level by mid-2023 and increase revenue, we are confident in our ability to access additional capital to fund our long-term growth plans.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Cautionary Statement Regarding Forward-Looking Statements.” Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details

Date / Time:	Wednesday May 10, 2023, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1610728&tp key=81d102392a
U.S. Toll-Free Dial In:	1-844-825-9789
International Dial In:	1-412-317-5180
Conference ID:	0135649

To access the call, please dial in approximately ten minutes before the start of the call.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, May 24, 2023. To access the replay, please call 844-512-2921 or 412-317-6671 (International) and enter confirmation code 10178168. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ condensed consolidated financial results. Xos’ non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss, which are defined below.

“Operating lash flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross loss” is defined as gross loss minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes a forward-looking outlook for non-GAAP operating loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for non-GAAP operating loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’

control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for 2023.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2023; expectations and timing related to manufacturing quality, production yields, product deployments and launches; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

	March 31, 2023	December 31, 2022
(in thousands, except par value)
Assets
Cash and cash equivalents	$36,489	$35,631
Restricted cash	-	3,044
Accounts receivable, net	6,970	8,238
Marketable debt securities, available-for-sale	27,528	50,648
Inventories	57,007	57,540
Prepaid expenses and other current assets	8,476	8,100
Total current assets	136,470	163,201
Property and equipment, net	17,752	18,581
Operating lease right-of-use assets, net	6,172	6,555
Other non-current assets	1,821	1,599
Total assets	$162,215	$189,936

Liabilities and Stockholders’ Equity
Accounts payable	$3,533	$2,896
Convertible debt, current	19,635	26,849
Derivative liabilities	497	405
Other current liabilities	17,168	15,616
Total current liabilities	40,833	45,766
Convertible debt, non-current	19,882	19,870
Earn-out shares liability	616	564
Common stock warrant liability	666	661
Other non-current liabilities	10,467	11,000
Total liabilities	72,464	77,861
Commitment and Contingencies
Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 169,829 and 168,817 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	17	17
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	191,820	190,215
Accumulated deficit	(101,749)	(77,418)
Accumulated other comprehensive loss	(337)	(739)
Total stockholders’ equity	89,751	112,075
Total liabilities and stockholders’ equity	$162,215	$189,936

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

	Three Months Ended March 31,
(in thousands, except per share amounts)	2023	2022
Revenues	$4,697	$7,031
Cost of Goods Sold	5,574	13,030
Gross (Loss)	(877)	(5,999)

Operating Expenses
General and administrative	11,599	11,322
Research and development	5,749	6,949
Sales and marketing	1,804	2,028
Total Operating Expenses	19,152	20,299

Loss from Operations	(20,029)	(26,298)

Other (expense) income, net	(4,151)	81
Change in fair value of derivative instruments	(97)	(435)
Change in fair value of earn-out shares liability	(52)	2,624
Loss before provision for income taxes	(24,329)	(24,028)
Provision for income taxes	2	2
Net Loss	$(24,331)	$(24,030)

Other comprehensive loss
Marketable debt securities, available-for-sale Net unrealized gain (loss), net of tax of $0, for the three months ended March 31, 2023 and 2022
	402	(826)
Total comprehensive loss	$(23,929)	$(24,856)

Net loss per share
Basic	$(0.14)	$(0.15)
Diluted	$(0.14)	$(0.15)
Weighted average shares outstanding
Basic	168,829	163,165
Diluted	168,829	163,165

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss:
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash used in operating activities	$(15,326)	$(31,304)
Purchase of property and equipment	(253)	(2,998)
Free-cash flow	$(15,579)	$(34,302)

Non-GAAP Operating Loss:

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2023	2022	2022
Loss from operations	$(20,029)	$(26,298)	$(25,919)
Stock-based compensation	2,012	1,391	1,471
Inventory reserves	(471)	1,064	361
Physical inventory and other adjustments	(453)	830	4,584
Non-GAAP operating loss	$(18,941)	$(23,013)	$(19,503)

Non-GAAP Gross Loss:

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2023	2022	2022
Gross loss	$(877)	$(5,999)	$(7,975)
Inventory reserves	(471)	1,064	361
Physical inventory and other adjustments	(453)	830	4,584
Non-GAAP gross loss	$(1,801)	$(4,105)	$(3,030)